Exhibit (a)(1)(iv)

Form of Notice of Withdrawal of Tender

NOTICE OF WITHDRAWAL OF TENDER

Regarding Interests In

A&Q TECHNOLOGY FUND LLC

Tendered Pursuant to the Offer to Purchase

Dated September 18, 2020

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY BNY MELLON INVESTMENT
SERVICING (US) INC. EITHER BY MAIL OR
BY FAX BY THE END OF THE DAY ON

FRIDAY, OCTOBER 16, 2020, AT 12:00 MIDNIGHT,

NEW YORK TIME, UNLESS THE OFFER IS EXTENDED.

Complete This Notice Of Withdrawal And Fax Or Mail To:

UBS Hedge Funds

c/o BNY Mellon TA Alternative Investment UBH Funds

P.O. Box 9697

Providence, Rhode Island 02940-9697

For additional information:

Phone:      (877) 431-1973

Fax:          (508) 599-6105

To assure good delivery, please send this Notice of Withdrawal to BNY Mellon Investment Servicing (US) Inc. and not to your Financial Advisor.

A&Q TECHNOLOGY FUND LLC

You are responsible for confirming that this Notice is received by BNY Mellon Investment
Servicing (US) Inc. To assure good delivery, please send this page to BNY Mellon
Investment Servicing (US) Inc. and not to your Financial Advisor.

If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

UBS Financial Services Brokerage Account # (if applicable):
FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

Signature:	________________________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Application) / Date
Print Name of Investor:	________________________________________________________________________

Joint Tenant Signature:	________________________________________________________________________
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Investor Application) / Date

Print Name of Joint Tenant:	________________________________________________________________________

FOR OTHER INVESTORS:

Print Name of Investor:	________________________________________________________________________

Signature:	________________________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Application) / Date
Print Name of Signatory and Title:	________________________________________________________________________

Co-Signatory if necessary:	________________________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Application) / Date
Print Name of Co-Signatory and Title:	________________________________________________________________________